UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2016 (October 11, 2016)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Reference is made to the following agreements, which were previously entered into by BancorpSouth, Inc. (the “Company”):

(1) Agreement and Plan of Reorganization, dated as of January 22, 2014, by and between the Company and Central Community Corporation (“Central”) (as amended by Amendment No. 1 to the Agreement and Plan of Reorganization, dated July 21, 2014, and Amendment No. 2 to the Agreement and Plan of Reorganization, dated June 30, 2015) (collectively, the “Central Agreement”); and

(2) Agreement and Plan of Reorganization, dated as of January 8, 2014, by and between the Company and Ouachita Bancshares Corp. (“Ouachita”), (as amended by Amendment No. 1 to the Agreement and Plan of Reorganization, dated July 21, 2014, and Amendment No. 2 to the Agreement and Plan of Reorganization, dated June 30, 2015) (collectively, the “Ouachita Agreement”).

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2016, the Company and Central entered into Amendment No. 3 to the Central Agreement to, among other things:

(1) extend the duration of each party’s right to terminate the Central Agreement if the closing of the merger contemplated by such agreement has not occurred on or before December 31, 2017 (or if all regulatory approvals have been received by December 31, 2017, then on or before February 28, 2018);

(2) allow Central to terminate the Central Agreement if: (i) the Community Reinvestment Act (“CRA”) rating of the Company’s wholly-owned subsidiary, BancorpSouth Bank (the “Bank”), is not upgraded (or the Bank is notified by the Federal Deposit Insurance Corporation (the “FDIC”) that such rating will not be upgraded) to “satisfactory” or better as a result of its next CRA examination; (ii) the Bank’s next CRA examination does not commence on or prior to March 30, 2017; (iii) the Company and the Bank have not filed the regulatory applications necessary for the completion of the pending transaction on or prior to August 31, 2017; or (iv) any application for approval of the transactions contemplated by the Central Agreement filed by the Company or the Bank after October 13, 2016, is denied or withdrawn at the request or recommendation of the applicable regulatory agency.

(3) amend the termination fee payable by the Company from $1,000,000 to $2,000,000 and merger-related fees incurred by Central that are required to be reimbursed by the Company from $250,000 to $500,000 in the event that the Central Agreement is terminated for certain reasons;

(4) adjust the pricing floor provided for in Section 2.3(c)(i) and (c)(ii) of the Central Agreement downward by an additional five percent (5%) from $19.20 to $18.00 per share of the Company’s common stock; and

(5) reduce the minimum allowance amount for loan and lease losses set forth in Section 5.9 of the Central Agreement from $7,500,000 to $6,500,000.

The foregoing description of Amendment No. 3 to the Central Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 3 to the Central Agreement, which is filed as Exhibit 2.1 with this Current Report on Form 8-K and which is incorporated herein by reference in its entirety.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2016, the Company was informed by W. James Threadgill, Jr., the Senior Executive Vice President and Chief Business Development Officer of the Company and the Bank, of his intention to retire effective as of January 2, 2017 (the “Retirement Date”).

In connection with Mr. Threadgill’s planned retirement, the Company, the Bank, and Mr. Threadgill are discussing terms for a post-retirement consulting arrangement for Mr. Threadgill to perform certain limited services in order to effect an orderly transition of his duties to others.

Mr. Threadgill will be eligible for certain benefits under the Company’s retirement benefit plans that are maintained for employees of the Bank. Because he is electing to retire before he attains age 65, his benefits will be reduced on account of early retirement under the terms of the retirement benefit plans. Further, because Mr. Threadgill is a “specified employee” under section 409A of the Internal Revenue Code, the distribution of benefits he will receive under the retirement plans that are non-qualified deferred compensation programs will not commence until six months after the Retirement Date.

Section 8 – Other Events

Item 8.01. Other Events.

On October 13, 2016, the Company and Ouachita entered into Amendment No. 3 to the Ouachita Agreement to, among other things:

(1) extend the duration of each party’s right to terminate the Ouachita Agreement if the closing of the merger contemplated by such agreement has not occurred on or before December 31, 2017 (or if all regulatory approvals have been received by December 31, 2017, then on or before February 28, 2018);

(2) allow Ouachita to terminate the Ouachita Agreement if: (i) the Bank’s CRA rating is not upgraded (or the Bank is notified by the FDIC that such rating will not be upgraded) to “satisfactory” or better as a result of its next CRA examination; (ii) the Bank’s next CRA examination does not commence on or prior to March 30, 2017; (iii) the Company and the Bank have not filed the regulatory applications necessary for the completion of the pending transaction on or prior to August 31, 2017; or (iv) any application for approval of the transactions contemplated by the Ouachita Agreement filed by the Company or the Bank after October 13, 2016, is denied or withdrawn at the request or recommendation of the applicable regulatory agency.

(3) pursuant to Section 9.4 of the Ouachita Agreement, cap the merger-related fees and expenses incurred by Ouachita that are required to be reimbursed by the Company at $500,000 and increase the termination fee payable by the Company as follows: (i) if the Bank is notified that its CRA rating will not be upgraded to “satisfactory” or better as a result of its next CRA examination or the Bank’s CRA rating is not upgraded to “satisfactory” or better by June 30, 2017, the termination fee shall be increased to $2,000,000; (ii) if the Company does not file the regulatory applications necessary for the completion of the pending transactions by August 31, 2017, then the termination fee shall be increased to $2,500,000; and (iii) if either party terminates the Ouachita Agreement because the Effective Time (as defined in the Ouachita Agreement) does not occur on or before December 31, 2017 (or if all regulatory approvals have been received by December 31, 2017, then on or before February 28, 2018), or if any application filed by the Company or the Bank after October 13, 2016, is denied or withdrawn at the request or recommendation of the applicable regulatory agency, then the termination fee shall be increased to $3,000,000;

(4) pursuant to Section 9.3 of the Ouachita Agreement, cap the merger-related fees and expenses incurred by the Company that are required to be reimbursed by Ouachita at $500,000 and amend the termination fee payable by Ouachita, as follows: (i) if the termination occurs on or prior to June 30, 2017, then the termination fee shall be increased to $2,000,000; (ii) if the termination occurs after June 30, 2017, and on or prior to August 31, 2017, then the termination fee shall be increased to $2,500,000; and (iii) if the termination occurs after August 31, 2017, the termination fee shall be increased to $3,000,000;

(5) adjust the pricing floor set forth in Sections 2.3(c)(i) and (c)(ii) of the Ouachita Agreement downward by an additional five percent (5%) from $19.20 to $18.00 per share of the Company’s common stock; and

(6) reduce the minimum allowance amount for loan and lease losses set forth in Section 5.9 of the Ouachita Agreement from $5,279,939 to $4,502,330.

The foregoing description of Amendment No. 3 to the Ouachita Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 3 to the Ouachita Agreement, which is filed as Exhibit 99.1 with this Current Report on Form 8-K and which is incorporated herein by reference in its entirety.

The Company at the request of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), plans to withdraw its previously filed applications to the Federal Reserve and the FDIC (the “Withdrawal”) for the necessary regulatory approvals in respect of the pending mergers of the Company with Central and Ouachita and of the Bank with their respective subsidiary banks (the “Mergers”). The Withdrawal request was made in connection with the FDIC’s determination to retroactively downgrade the Bank’s CRA rating from “Satisfactory” to “Needs to Improve,” effective as of the 2013 CRA evaluation, following the Bank’s entry into a Consent Order on June 29, 2016, with the U.S. Department of Justice and the Consumer Financial Protection Bureau, as previously reported on a Form 8-K filed by the Company on June 29, 2016. The Company believes that the Withdrawal will provide the Company with the additional time necessary to complete its next CRA examination before attempting to obtain regulatory approval from the Federal Reserve and the FDIC for the Mergers.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Amendment No. 3 to the Agreement and Plan of Reorganization, by and between BancorpSouth, Inc. and Central Community Corporation, dated as of October 13, 2016.

Exhibit 99.1	Amendment No. 3 to the Agreement and Plan of Reorganization, by and between BancorpSouth, Inc. and Ouachita Bancshares Corp., dated as of October 13, 2016.

Exhibit 99.2	News release issued on October 14, 2016 by BancorpSouth, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Senior Executive Vice President and Chief Administrative Officer

Date: October 14, 2016

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1	Amendment No. 3 to the Agreement and Plan of Reorganization, by and between BancorpSouth, Inc. and Central Community Corporation, dated as of October 13, 2016.

Exhibit 99.1	Amendment No. 3 to the Agreement and Plan of Reorganization, by and between BancorpSouth, Inc. and Ouachita Bancshares Corp., dated as of October 13, 2016.

Exhibit 99.2	News release issued on October 14, 2016 by BancorpSouth, Inc.